Exhibit 23.1

Barbier Frinault & Autres                    Deloitte Touche Tohmatsu
Ernst & Young Network                        185, avenue Charles de Gaulle
41, rue Ybry                                 92203 Neuilly-sur-Seine Cedex
92576 Neuilly-sur-Seine Cedex                France
France



ALSTOM
Registration Statement, Form S-8


CONSENT OF INDEPENDENT AUDITORS



            As independent auditors, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 23, 2002 included in ALSTOM's Annual Report on Form 20-F for the fiscal year ended March 31, 2002 as filed with the Securities and Exchange Commission, and to all references to our Firm included in this registration statement and the related prospectus documents.


                                             Paris, France June 5, 2002






/S/ BARBIER FRINAULT & AUTRES                /S/ DELOITTE TOUCHE TOHMATSU
-----------------------------------          -----------------------------------
Barbier Frinault & Autres                    Deloitte Touche Tohmatsu
Ernst & Young Network
  Gilles Puissochet